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                                                   EXHIBIT 10 (h)


                ST. JOSEPH LIGHT & POWER COMPANY

                    LONG-TERM INCENTIVE PLAN

                      ADOPTED MAY 18, 1994
               (AMENDED & RESTATED MARCH 20, 1996)


1. PURPOSE. The purpose of the St. Joseph Light & Power Company (the "Company") Long-Term Incentive Plan (the "Plan") is to aid the Company in retaining qualified and competent management personnel and to encourage significant contributions by such personnel to the success of the Company by providing additional incentive to those employees who contribute to the successful and profitable operations of the Company. Aggressively pursuing cost savings and expense reductions where appropriate are integral parts of a successful operation and translate into significant benefits for customers and shareholders alike. It is believed that these purposes will be furthered through granting to officers and key employees common stock of the Company ("Stock Awards"), as provided Herein, so that such officers and employees will be encouraged and enabled to acquire a larger personal interest in the continued success of the Company.

2. ELIGIBILITY. Officers of the Company shall be granted Stock Awards in accordance with Section 5 of this Plan. In addition, grants of Stock Awards may be made by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") to key employees in accordance with Section 5 of this Plan. A Stock Award may only be granted to an employee of the Company.

3. GENERAL ADMINISTRATION. The Committee shall have full power and authority to administer and interpret the Plan, subject to the provisions of the Plan and as to such matters as are reserved under the Plan to the Board. Any interpretation of the Plan or other act of the Committee in administering the Plan shall be final and binding on all employees. The Committee may adopt such procedures as it deems necessary or appropriate in administering the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Award granted under the Plan.

4. SHARES SUBJECT TO THE PLAN. The total number of shares of common stock of the Company ("common Stock") available for Stock Awards on and after May 18, 1994, shall not exceed one hundred sixty thousand (160,000). Shares reserved under the Plan shall be appropriately adjusted as provided in Section
   11. Shares subject to Stock Awards under the Plan may be either authorized and unissued shares or issued shares which are reacquired by the Company and held in its treasury.


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5. MANAGEMENT INCENTIVE.

   (a) DEFINITIONS.

      (i) "Performance Cycles" shall mean three consecutive calendar years. Performance Cycles shall overlap (for example, Performance Cycle 1 shall be January 1, 1994 to December 31, 1996 while Performance Cycle 2 shall be January 1, 1995 to December 31, 1997 and so on).

      (ii) "Peer Group Utilities" shall mean all the companies contained in the "EEI 100 Index of Investor-Owned
           Electrics."

      (iii)"Total Shareholder Return" shall mean Common Stock market price appreciation/depreciation and dividends.

   (b) THRESHOLD GOAL FORMULA.

      (i) Stock Awards shall be granted as of the first day of a Performance Cycle. The Threshold level of a Stock
           Award shall be determined as a percent of the annual compensation base rate as follows:

                                  Percent of Annual
                                    Compensation
           Participants               Base Rate
           ------------           -----------------
           President                   30%
           Other Officers              20%
           All Others             To be determined by
                                   the Committee but
                                   not to exceed 20%

           The respective Threshold percentage of the annual compensation base rate shall be applied to the participant's annual compensation base rate as of the first-day of a Performance Cycle; provided, however, the Committee may, in its discretion, affix a day different from the first day of a Performance Cycle for this purpose for a newly hired or promoted employee. This product shall be translated into a number of shares of Common Stock by dividing this product by the closing price of the Common Stock as of the first business day of the Performance Cycle. This amount expressed in shares for each respective participant shall be that participant's Threshold Goal.

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   (c) PERFORMANCE CRITERION.

       (i) Subject to Section 6, a participant shall earn a Stock Award as of the end of the Performance Cycle applicable to such award based upon performance against a "Total Shareholder Return" criterion. A Total Shareholder Return for the universe of Peer Group Utilities referenced above shall be examined at the end of a Performance Cycle in comparison to the Total Shareholder Return of the Company for that same period. The amount of Stock Award which is earned shall be determined based on the Company's percentile ranking as measured against the Peer Group Utilities as follows:

                Percentile               Award as a %
                Performance            of Threshold Goal
           ---------------------       -----------------
                       Up to But
           From        Excluding
            0%           50%                     0%
           50%           55%                    75%
           55%           60%                    85%
           60%           65%                   100%
           65%           70%                   120%
           70%           75%                   150%
           75%           80%                   175%
           80%         or higher               200%

       (ii) A prorated Stock Award shall be earned in Accordance with Section 5(c)(i) prior to the end of such award's Performance Cycle in the event of a participant's death, total disability or retirement under the early or normal provisions of any defined benefit pension plan sponsored by the Company in which the participant participates ("Retirement"). Such terminations of employment are referred to individually or collectively as a Triggering Event. In order to make an award determination, the Committee shall calculate the Peer Group Utilities' performance for the applicable Performance Cycles to date (using the beginning of each respective Performance Cycle through the date of the Triggering Event) and compare the Company's performance to that of the Peer Group Utilities'. The Committee shall prorate the respective Stock Awards applicable to each Performance Cycle rounded to the nearest month. Acknowledging that the performance of the Peer Group Utilities may be difficult to ascertain at a particular point in time, the Committee shall use the most recent data available with respect to the Triggering Event.

       (iii) A Stock Award shall be earned in accordance with
           Section 5(c)(i) prior to the end of such award's
           Performance Cycle in the event of a Change of

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           Control, as defined in Section 8. The Committee shall
           use the same methodology as outlined in 5(c)(ii) above with the event of Change of Control treated in the same manner as a Triggering Event. No proration, however, shall be applied.

       (iv) A Stock Award, or portion thereof, may also be earned in accordance with Section 5(c)(i) prior to the end of such award's Performance Cycle in the event of a participant's voluntary termination of employment (other than by reason of total disability or Retirement). If the Committee chooses to make such an award, it shall use the same methodology as outlined in 5(c)(ii) above with the event of voluntary termination treated. in the same manner as a Triggering Event. Any Stock Award made under this provision shall be in the absolute discretion of the Committee.

       (v) Notwithstanding anything herein to the contrary, no Stock Award, or portion thereof, shall be earned for a Performance Cycle in which the Total Shareholder Return for the Performance Cycle is not positive.

6. EARNING OF STOCK AWARDS. No Stock Award shall be earned until the Committee by resolution, written consent or other appropriate action makes such determination with respect to a particular employee (the "Grantee") and a Restricted Stock Agreement is executed by the Company and the Grantee setting forth the terms and conditions of the Stock Award.

7. STOCK AWARDS.

   (a) RESTRICTIONS ON TRANSFER. A certificate or certificates representing the shares earned with respect to a Stock Award shall be issued in accordance with Section 10. Such shares of Common Stock shall be subject to such terms and conditions as the Committee determines to be appropriate including, without limitation, restrictions on the sale or other disposition of such shares. Except as herein provided, such shares shall be subject to restrictions Against transfer and shall not be sold, transferred, assigned or otherwise disposed of by the Grantee. However, the Grantee may, with the written consent of the Board, tender such shares for sale or exchange in the event of any tender offer within the meaning of Section 14(d) of the Securities Exchange Act of 1934. Except as described in Section 7(b)(ii) and (iii) or as may be expressly provided otherwise in a written agreement approved by the Committee between the Company and the Grantee, in the event of the termination of full-time employment with the Company prior to the termination date of restrictions pertaining to the Stock Award, the shares then subject to restrictions shall be

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       forfeited by the Grantee and shall become the property of
       the Company.

       All restrictions applicable to a Stock Award shall also apply to any shares resulting from a stock dividend, stock split or other distribution of shares of the Company with respect to the Stock Award and shall also apply to any securities issuable upon any change or any exchange of stock referred to in Section 11, effective as of the grant date of such Stock Award.

   (b) TERMINATION OF RESTRICTIONS. The restrictions imposed under Section 7(a) shall lapse, expire or terminate upon the earliest to occur of:

       (i) The third anniversary of the date as of which the Stock Award is earned; or

       (ii) Upon termination of the Grantee's employment with the Company because of death, total disability or Retirement; or

       (iii)In the event of a Change of Control.

8. CHANGE OF CONTROL. A "Change of Control" of the Company shall mean:

        (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of
   Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20 percent or more of the then outstanding shares of Common Stock (the "Outstanding Common Stock"); provided that the following acquisitions shall not constitute a Change of
   Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses
   (i), (ii) and (iii) of subsection (3) of this Section 8 shall be satisfied; and provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20 percent or more of the outstanding Common Stock by reason of acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the

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   Outstanding Common Stock and such beneficial ownership is
   publicly announced, such additional beneficial ownership shall constitute a Change of Control;

        (2) individuals who, immediately after the Company's 1994 Annual Meeting of Shareholders, constitute the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director subsequent to the date of the Company's 1994 Annual Meeting of Shareholders whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least 66-2/3 percent of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

        (3) approval by the shareholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60 percent of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Common Stock immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Common Stock, (ii) no Person other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20 percent or more of the outstanding Common Stock) beneficially owns, directly or indirectly, 15 percent or more of the then outstanding shares of common stock of such corporation or 20 percent or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and
   (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial

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   agreement or action of the Board of Directors providing for such reorganization, merger or consolidation; or

        (4) approval by the shareholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or
   (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60 percent of the then outstanding shares of common stock thereof and more than 60 percent of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock, (B) no Person other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20 percent or more of the Outstanding Common Stock beneficially owns, directly or indirectly, 20 percent or more of the then outstanding shares of common stock thereof or 20 percent or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of director and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

9. TAXES. The Company shall have the right to require, prior to the delivery of any shares of Common Stock, payment by a Grantee of federal, state, local or other taxes which may be required to be withheld or paid in connection with a Stock Award.


10. STOCKHOLDER AND EMPLOYMENT RIGHTS. Effective as of the date on which all or a portion of a Stock Award is earned in accordance with Section 5(c), a certificate or certificates representing the earned shares shall be registered on the Company's books in the name of the Grantee; however, the certificates shall be held by the Company for the account of the Grantee and the Grantee shall deliver to the Company a stock power or powers executed in blank, covering such shares. Except as otherwise provided, the Grantee shall have all the rights of a stockholder including the right to receive dividends and to vote the shares. As and when restrictions terminate, the certificates representing such shares shall be released to the Grantee. While in its possession, the Company reserves the right to place a legend on the certificates

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   restricting their transferability and referring to the terms and conditions (including forfeitures) applicable to the shares represented by the certificate.

   Each Stock Award shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance of shares or the release of certificates representing such shares, such shares shall not be issued or such certificates released unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.

   Nothing in the Plan or in any Stock Award granted pursuant to the Plan shall confer on any individual any right to be or to continue in the employ of the Company or any of its subsidiaries or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate the employment of any individual at any time.

11. CHANGE IN STOCK, ADJUSTMENTS, ETC. If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or in the event of a stock dividend, stock split or other distribution to shareholders (other than a regular cash dividend) in which the participant does not participate, the Committee shall make payment adjustments, in its sole discretion, to the number and kind of securities reserved for the purposes of the Plan and the number and kind of securities subject to each outstanding Stock Award. If any adjustment would result in a fractional security being subject to a Stock Award, the Company shall pay the Grantee thereof an amount in cash determined by multiplying the fraction of such security (rounded to the nearest hundredth) by the fair market value of a share of Common Stock, as determined in the Committee's sole discretion.

12. AMENDMENT AND TERMINATION. The Board shall have complete power and authority to amend or terminate the Plan at any time; provided, however, that (a) an amendment or termination of Section 5 of this Plan shall be adopted only at the regularly scheduled March Board meeting and shall be effective as of the beginning of the new Performance Cycle in which such amendment or termination was adopted and no other action throughout the Performance Cycle shall change the benefits or performance criteria or goals with respect to an outstanding Performance Cycle and (b) the category of officers to be granted Stock Awards, the date of grant of a Stock Award to

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   such officers, the formula for determining the amount of a
   Stock Award earned by such officers during a Performance Cycle (including applicable performance levels), and other provisions of this Plan which affect eligibility for, and the amount, price and timing of, Stock Awards granted to such officers, shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 and the rules thereunder; provided, further, that no amendment shall be made without shareholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section
   11), or (b) require the approval of shareholders under applicable law or regulation.

   No termination or amendment of the Plan may, without the consent of the Grantee of any Stock Award, adversely affect the rights of such Grantee with respect to any outstanding Stock Award. This Plan shall continue after its effective date unless terminated earlier by the Board. The termination of the Plan shall not affect restrictions on Stock Awards outstanding or existing at the time of such termination.

13. GOVERNMENTAL REGULATIONS AND CONSTRUCTION. The obligation of the Company to deliver shares of Common Stock under Stock Awards granted pursuant to the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies as may be required. The Plan shall be interpreted and construed in accordance with the laws of the State of Missouri.

14. EFFECT ON OTHER BENEFITS. The value of any Stock Awards (either on the date granted or at the time restrictions on shares are terminated) shall not be included as compensation or earnings for purposes of the calculation of benefits under any other benefit plan offered by the Company.

15. EFFECTIVE DATE. This Plan shall be submitted to the shareholders of the Company at the 1994 Annual Meeting of Shareholders for approval, and, if approved, shall be effective for Performance Cycle 1 beginning January 1, 1994.

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